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FLEX IV                            EXHIBIT 13

                     SCHEDULE OF COMPUTATION OF PERFORMANCE

The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.     Standardized Average Annual Total Return

       Assuming experience from the Equity Division, Qualified Plans

       $1,000 Purchase Payment on 12/31/95

       A $35 Annual Administrative Fee was charged on each contract anniversary. For this calculation, it is prorated among divisions, with 28% allocated to the Equity Division.

       The Deferred Sales Load for the first $3000 of purchase payments on 12/31/1995 would have been 10%, but this charge may not exceed 8.5% of total purchase payments.


                         Dates                   Accumulation
                                                 Unit Values
                         12/31/1995                               6.66123519
                         12/31/1996                               7.91265735


       Standardized Average Annual Total Return for the period 12/31/95 - 12/31/96:                                   9.31%


                     Accumulated Value on 12/31/1996
                       ((1000/6.66123519) x 7.91265735) - (.28 x 35)                                      $1,178.07
                     Ending Redeemable Value on 12/31/1996
                       1178.07 - (.085 x 1000)                                                            $1,093.07
                     Standardized Average Annual Total Return, 12/31/95 - 12/31/96
                       ( ( 1093.07 / 1000 ) - 1) x 100                                                         9.31%


2.     Percentage Change in Unit Values

       Assuming experience from the Blend Division, Qualified Plans


       Unit Value                                   12/31/1995                          3.71194885
       Unit Value                                   12/31/1996                          4.17808172


       Percentage Change in Unit Values for 1996                                                                            12.56%

                     ( 4.17808172-3.71194885 ) /3.71194885  x 100

3.     7-day Money Market Yield and Effective Yield, Separate Account 1

       Assuming experience from the Money Market Division
       For the period ending 12/31/95



                     Unit Value                     12/24/96                            2.11138968
                     Unit Value                     12/26/96                            2.11181627
                     Unit Value                     12/31/96                            2.11288349

       To get the change in value from 12/24/96 to 12/26/96, take 100% of the change from 12/24/96 to 12/26/96:
       ((2.11181627/2.11138968)-1)(1.0)                                                   0.000202
       Change in value from 12/26/96 to 12/31/96:
       (2.11288349/2.11181627)-1                                                          0.000505
       Combine to get change in value from 12/24/96 to 12/31/96:
       (0.000202+0.000505)                                                                0.000707

       Yield:                                       .000707 x (366/7) x 100 =                                                3.70%
       Effective Yield:                             ((1.000707)(invalid character appears here)(366/7-1 )x100 =              3.76%
                                                    The symbol (invalid character appears here) is being used to denote exponentiation.

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